BOUNTY DEVELOPMENTS LTD.

1250, 340 – 12 Ave. S.W.
Calgary, AB
T2R 1L5
Tel (403) 264-4994
Fax (403) 266-6031

June 25, 2008

Park Place Energy Corp.
Suite 300, 840 6th Ave. SW
Calgary AB T2P 3E5

Attention: David Johnson,
President & CEO

RE: Farmout Agreement dated May 30, 2006 between Bounty Developments Ltd. (as "Farmor") and Park Place Energy Inc. (as "Farmee") ("the Farmout Agreement")
Twp. 22, Rge. 7 W4M: Section: Section NE26
Atlee Buffalo Area, Alberta
Our File: AC-212-003

This letter is further to our prior verbal agreement to extend the Farmee's right to complete the wells drilled under the Farmout Agreement in order to keep it in full force and effect. We are confirming that Farmee has now elected not to complete the wells drilled on the subject farmout lands but wishes to terminate this agreement and thereby forfeit all earning, right to earn or any other rights under the Farmout Agreement or with regard to the farmout lands. Farmor and Farmee agree to and do hereby mutually release each other from all existing, future or prior obligations under the Farmout Agreement.

If the above reflects your understanding of the terms and conditions agreed upon respecting the Farmout Agreement, please sign and return one copy of this letter agreement.

Yours very truly,
BOUNTY DEVELOPMENTS LTD.

Paul S. Clark,
Land Manager

Farmee accepts the termination of the Farmout Agreement under the terms and conditions set out above.

PARK PLACE ENERGY CORP.

per: ____________________

per: ____________________